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                                                                   EXHIBIT 10.16



                      FORM OF REGISTRATION RIGHTS AGREEMENT

       This Registration Rights Agreement (this "Agreement") is made and entered into as of __________, 2000 by and between Convera Corporation, a Delaware corporation (the "Company"), and NBA Media Ventures, LLC, a Delaware limited liability company ("NBAMV").

                                 R E C I T A L S

       A. Concurrently with the execution of this Agreement, NBAMV is acquiring from the Company shares of the Company's Class A Common Stock, par value $.01 per share (together with shares of the Company's non-voting Class B Common Stock, $.01 par value per share, the "Common Stock") pursuant to a Contribution Agreement dated September 13, 2000 (the "Contribution Agreement") between the Company and NBAMV.

       B. The Contribution Agreement provides that NBAMV shall be granted certain registration rights, as all more fully set forth herein.

       NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     REGISTRATION RIGHTS.

       1.1    Definitions. For purposes of this Section 1:

              (a) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended, (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement.

              (b) Registrable Securities. The term "Registrable Securities" means: (1) any Common Stock issued to NBAMV pursuant to the Contribution Agreement and (2) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Common Stock described in clauses (1) or (2) of this subsection (b). Notwithstanding the foregoing, "Registrable Securities" shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

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              (c)    Registrable Securities Then Outstanding. The number of
shares of "Registrable Securities then outstanding" shall mean the number of shares of Common Stock that are Registrable Securities and are then issued and outstanding.

              (d) Holder. For purposes of this Agreement, the term "Holder" means NBAMV with respect to Registrable Securities beneficially owned by NBAMV that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act and any permitted assignee of record of such Registrable Securities to whom rights under this Section 1 have been duly assigned in accordance with this Agreement.

              (e) Form S-3. The term "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

              (f) SEC. The term "SEC" or "Commission " means the U.S. Securities and Exchange Commission.

              (g) Trigger Event. The term "Trigger Event" shall mean the creation, incurrence, assumption or guarantee, directly or indirectly, by the Company, of Indebtedness in excess of $500,000,000 in the aggregate. For purposes of this provision, "Indebtedness" means, without limitation, (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with generally accepted accounting principles, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument (excluding any trade payables payable in the ordinary course of business), (v) all indebtedness secured by any lien on any property or asset owned or held by the Company regardless of whether the indebtedness secured thereby shall have been assumed or is nonrecourse and (vi) any direct or indirect liability, contingent or otherwise, (a) with respect to any Indebtedness, lease, dividend or other obligations of another person if the primary purpose or intent is to provide assurance to the obligee of such obligation of another person that such obligation will be protected (in whole or in part) against loss in respect thereof, (b) with respect to any letter of credit issued for the account of the Company or as to which the Company is otherwise liable for reimbursement of drawings, or (c) under interest rate agreements and currency agreements.

              (h) "Intel Registration Rights Agreement" shall mean the Registration Rights Agreement dated__________ by and between the Company and Intel attached hereto as Exhibit __.

              (i) "Intel Holder" shall mean any person or entity defined as a Holder under the Intel Registration Rights Agreement.

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              (j)    "Intel Registrable Securities" shall mean any securities of the Company defined as Registrable Securities under the Intel Registration
Rights Agreement.

       1.2    Demand Registration.

              (a) Request by Holders. Subject to the provisions of Section 1.2(c), NBAMV shall be entitled to request in writing that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 1.2, and the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request ("Request Notice") to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that Holders request to be registered and included in such registration by written notice given such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 1.2; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 1.2 or
Section 1.4, or in which the Holders had an opportunity to participate pursuant to the provisions of Section 1.3, other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 1.3(a).

              (b) Underwriting. If the Holders initiating the registration request under this Section 1.2 ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). In such event, the right of any Holder to include its, his or her Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company (including a market stand-off agreement of up to 180 days if required by such underwriter or underwriters). Notwithstanding any other provision of this
Section 1.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that (i) the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all securities of other stockholders (other than the Intel Holders) are first entirely excluded from the underwriting and registration and (ii) if any of the Intel Holders seeks to sell Intel Registrable Securities in such underwriting

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and registration, the number of shares of Registrable Securities that the
Holders shall be entitled to sell shall be equal to the product of (x) the aggregate number of shares of Intel Registrable Securities and Registrable Securities the underwriter has advised can be sold (the "Includable Shares") and
(y) a fraction, the numerator of which is the number of shares of Registrable Securities the Holders requested to include in the underwriting and the denominator of which is the sum of the number of shares of Registrable Securities and Intel Registrable Securities that the Holders and the Intel Holders, respectively, requested to include in such underwriting, except that in no event shall the Holders be entitled to include fewer than their pro rata share of the Includable Shares (which pro rata share shall be based on the number of shares of Registrable Securities and Intel Registrable Securities then outstanding) (the "NBAMV-Intel Cutback Formula"). In the event that the registration covers shares of Common Stock to be sold by the Company, then such registration shall be deemed a registration under Section 1.3 and shall not constitute the use of a demand registration statement pursuant to this Section
1.2. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

              (c) Timing and Maximum Number of Demand Registrations; Shares Covered. The Holders shall not be entitled to effect a registration under this
Section 1.2 prior to ____________, 2001 [12 months from the Effective Time under the Contribution and Merger Agreement] unless a Trigger Event has occurred. Regardless of whether a Trigger Event has occurred, from ____________, 200_ until _________, 200_ [first three-month period following Effective Time anniversary], Holders may request Section 1.2 registrations with respect to a maximum of_________ shares of Common Stock [50% of shares issued under the Contribution Agreement or otherwise]; thereafter, Holders may request Section
1.2 registrations with respect to all or any portion of the Registrable Securities; provided, however, that the Registrable Securities proposed to be sold in any registration, together with any other securities of the Company proposed to be sold pursuant to such registrations, shall have an aggregate price to the public of at least $1,000,000. The Company shall be obligated to effect only two (2) such registrations pursuant to this Section 1.2.

              (d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 1.2 or Section 1.4(d) a certificate signed by the President, Chief Executive Officer or Chief Financial Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed, then the Company shall have the right to defer such filing and any filing requested under Section 1.4(d) for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however, that the fact that such request is made shall not be a basis for a determination that the filing of such registration statement would be materially detrimental to the Company and its stockholders; and provided, further, however, that the Company may not utilize this right and its right under Section 1.4(d) more than once in any twelve (12) month period.

              (e) Expenses. All expenses incurred in connection with any registration pursuant to this Section 1.2, including without limitation all federal and "blue sky" registration, filing and qualification fees, printer's and accounting fees, and fees and disbursements of counsel for the Company (but excluding underwriters' discounts and commissions relating to shares sold

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by the Holders and legal fees of counsel for the Holders), shall be borne by the
Company. Each Holder participating in a registration pursuant to this Section
1.2 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriter(s) or brokers, and the Holders' legal fees, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section
1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless NBAMV agrees that such registration constitutes the use by the Holders of one
(1) demand registration pursuant to this Section 1.2 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided, further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 1.2.

       1.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least twenty (20) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 1.2 or Section 1.4 of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within fifteen (15) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

              (a) Underwriting. If a registration statement under which the Company gives notice under this Section 1.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to 180 days if required by such underwriter or underwriters). Notwithstanding any other provision of this Agreement, if the managing

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underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that all shares that are not Registrable Securities (other than Intel Registrable Securities) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded and any exclusions thereafter applicable to the Holders and the Intel Holders shall be determined pursuant to the NBAMV-Intel Cutback Formula. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For (i) any Holder that is a limited liability company, the Holder and the members and former members of such Holder, or the estates and family members of any such members and former partners and any trusts for the benefit of any of the foregoing persons, (ii) any Holder that is a partnership, the Holder and the partners and former partners of such Holder, or the estates and family members of any such partners and former partners, and trusts for the benefit of any of the foregoing persons, and (iii) for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall in each case be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

              (b) Expenses. All expenses incurred in connection with a registration pursuant to this Section 1.3 (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), including, without limitation all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

              (c)    Not Demand Registration. Registration pursuant to this
Section 1.3 shall not be deemed to be a demand registration as described in
Section 1.2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 1.3.

       1.4 Form S-3 Registration. In case the Company shall at any time after the first anniversary of the date hereof receive from NBAMV a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

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              (a)    Notice. Promptly give written notice of the proposed
registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

              (b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after the Company provides the notice contemplated by Section 1.4(a) subject to the limitations set forth in
Section 1.4(f); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this
Section 1.4:

                     (1) if Form S-3 is not available for such offering by the Holders;

                     (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

                     (3) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 1.3(a); or

                     (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

              (c) Expenses. The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 1.4 (excluding underwriters' or brokers' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), including without limitation federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel.

              (d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 1.4 or Section 1.2, a certificate signed by the President, Chief Executive Officer or Chief Financial Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed, then the Company shall have the right to defer such filing and any filing requested under Section 1.2 for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however, that the fact that such request is made shall not be a basis for a determination that the filing of such registration statement would be materially detrimental to the Company and its stockholders; and provided, further, however, that the Company may not utilize this right and its right under Section 1.2(d) more than once in any twelve (12) month period.

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              (e)    Not Demand Registration. Form S-3 registrations shall not
be deemed to be demand registrations as described in Section 1.2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 1.4.

              (f) Timing of Form S-3 Registration; Shares Covered. The Holders shall not be entitled to request a registration under this Section 1.4 prior to _________, 2001 [12 months from the Effective Time under the Contribution and Merger Agreement] unless a Trigger Event has occurred. Regardless of whether a Trigger Event has occurred, from ______________, 200__ until ____________, 2000 [first three-month period following Effective time anniversary], Holders may request Section 1.4 registrations with respect to a maximum of ________ shares of Common Stock [50% of shares issued under the Contribution Agreement or otherwise]; thereafter, Holders may request Section
1.4 registrations with respect to all Registrable Securities.

       1.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

              (a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, provided, however, that the Company shall not be required to keep any such registration statement effective for more than ninety (90) days.

              (b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

              (c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

              (d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

              (e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

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              (f)    Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

              (g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

       1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 1.2, 1.3 or
1.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

       1.7 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 1.2, 1.3 or 1.4:

              (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, managers, officers and directors of each Holder, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

              (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

              (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

              (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

              (b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, members, managers, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner, member, manager, director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, member, manager, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable in indemnity by a Holder under this Section 2.7(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

              (c) Notice. Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 1.7 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 1.7.

              (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

              (e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 1.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 1.7; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement;

and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

              (f) Survival. The obligations of the Company and Holders under this Section 1.7 shall survive until the fifth anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

       1.8 Termination of the Company's Obligations. The Company shall have no obligations pursuant to Sections 1.2 through 1.4 and the Company shall no longer require the consent of NBAMV pursuant to Section 1.9 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 1.2, 1.3 or 1.4 more than seven (7) years after the date of this Agreement or, if after the fifth (5th) anniversary of the date of this Agreement, in the written opinion of counsel to the Company and counsel to NBAMV, all such Registrable Securities beneficially owned by a Holder may then be sold under Rule 144 in one transaction without exceeding the volume limitations thereunder.

       1.9 No Registration Rights to Third Parties. Without the prior written consent of NBAMV, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, "piggyback" or Form S-3 registration rights described in this Article 1, or otherwise) relating to shares of the Company's Common Stock or any other voting securities of the Company, other than rights that are subordinate in right to Holders; provided, however, that the provisions of this Section 1.9 shall not apply to the Intel Registration Rights Agreement.

2.     ASSIGNMENT AND AMENDMENT.

       2.1 Assignment. Notwithstanding anything herein to the contrary, the registration rights of Holders under Section 1 hereof may be assigned to (i) any wholly-owned subsidiary or other affiliate or member of NBAMV in connection with a transfer of Registrable Securities to such subsidiary or such affiliate or member, and (ii) to any other transferee who acquires Registrable Securities representing five percent (5%) or more of the Common Stock; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 2.

       2.2 Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and NBAMV. Any amendment or waiver effected in accordance with this Section 2.2 shall be binding upon NBAMV, each Holder, and each permitted successor or assignee of NBAMV, a Holder or the Company.

3.     GENERAL PROVISIONS.

       3.1 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

                     To NBAMV:                           To the Company:

                     NBA Media Ventures, LLC             Convera Corporation
                     Olympic Tower                       1821 Gallows Road, Suite 200
                     645 Fifth Avenue                    Vienna, Virginia 22182
                     New York, NY  10022                 Telecopier: (703) 761-1990
                     Telecopier: (212) 888-8374          Attention: Chief Financial Officer
                     Attention: Ed Desser

           With copies to:                          With copies to:

           Proskauer Rose LLP                       Heller, Ehrman, White & McAuliffe LLP
           1585 Broadway                            711 Fifth Avenue
           New York, NY 10022                       New York, New York 10028
           Telecopier: (212) 969-2900               Telecopier: (212) 832-3353
           Attention: Joseph M. Leccese, Esq.       Attention: Peter Di Iorio, Esq.

       Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 3.1 by giving the other party written notice of the new address in the manner set forth above.

       3.2 Entire Agreement. This Agreement, together with all the Exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

       3.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware as applied to agreements entered into and to be performed entirely within Delaware, excluding that body of law relating to conflict of laws and choice of law.

       3.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

       3.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

       3.6 Successors and Assigns. Subject to the provisions of Section 2.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

       3.7 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

       3.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       3.9 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock of the Company, then, upon the occurrence of any subdivision, combination or stock dividend of Common Stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

       3.10 Representations of Company. The Company represents and warrants to NBAMV that (i) attached hereto as Exhibit A is a true and complete copy of the Intel Registration Rights Agreement, and (ii) neither the execution, delivery and performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or similar governing documents) of the Company, (b) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets is bound, (c) result in any Lien (as defined in the Contribution Agreement) on the assets or shares of capital stock of the Company, or (d) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its properties or assets, except for matters the existence of which would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Company.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

CONVERA CORPORATION, a Delaware           NBA MEDIA VENTURES, LLC, a Delaware
Corporation                               limited liability company

By:                                       By:
    -----------------------------             -----------------------------

Name:                                     Name:
      ---------------------------               ---------------------------

Title:                                    Title:
       --------------------------                --------------------------

Date:                 , 2000              Date:                 , 2000
       ---------------                           ---------------


         SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT BY AND BETWEEN
                 EXCA HOLDING, INC. AND NBA MEDIA VENTURES, LLC


       The undersigned hereby consents to the above Registration Rights Agreement and, with respect only to such Registration Rights Agreement, waives any rights it may have under Section 1.9 of the Intel Registration Rights Agreement.

                                           INTEL CORPORATION


                                           By:
                                              ----------------------------
                                           Name:
                                                --------------------------
                                           Title:
                                                 -------------------------
                                           Date:               , 2000
                                                ---------------

                                    Exhibit A

                       Intel Registration Rights Agreement